Form C

Cover Page

Name of issuer:

Dog Parker, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/8/2016

Physical address of issuer:

New Lab
19 Morris Avenue, Building 128
Brooklyn NY 11205

Website of issuer:

http://www.dogparker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

426,222

Price:

$0.58655

Method for determining price:

426,222 shares at $0.58655 per share

Target offering amount:

$250,000.51

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$812,888.00	$21,126.00
Cash & Cash Equivalents:	$730,102.00	$38.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$6,543.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$622.00	$0.00
Cost of Goods Sold:	$14,547.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($468,634.00)	($15,485.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Dog Parker, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Noel Weinstein	Investor	W6 Investments	2016
Henry Weinstein	Investor	W6 Investments	2017
Todd Schechter	COO	Dog Parker	2016
Chelsea Brownridge	CEO	Dog Parker	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Todd Schechter	COO	2016
Chelsea Brownridge	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chelsea Brownridge	7820000.0 Common shares	51.45

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Investing in our Series Seed-2 Preferred Stock financing involves a high degree of risk. You should carefully consider the risks described below, as well as other information in this Form C, including our financial statements and the related notes. The occurrence of any of the events or developments described below could have a material adverse effect on our business, results of operations, financial condition, prospectus and the value of shares. In such an event, the value of your shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to the Company or that we currently deem immaterial may also impair our business operations.

Our stock price may be volatile and you may not be able to resell shares of our Series Seed-2 Preferred Stock at or above the price that you paid. Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If we sell shares of our common or preferred stock in future financings, stockholders may experience immediate dilution.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of the Series Seed-2 Preferred Stock.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to us.

We do not currently intend to pay dividends on the Series Seed-2 Preferred Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Series Seed-2 Preferred Stock.

Manufacturing hardware is capital intensive and time consuming, and we may never achieve or maintain profitability. This means that expansion efforts and building our network of dog parkers will take time, which will have an impact on how quickly we can increase our revenue. In addition, we will likely require additional funding to continue growing rapidly. There is a risk that if we are unable to secure additional funding in the future on a timely basis or at all, our expansion efforts and ability to continue to grow this business will be restricted, which could materially affect our business, financial condition and results of operations.

Our business is dependent on the successful and timeline development and manufacturing of our dog parkers, and we have encountered delays and cost overruns in the development and manufacturing of our dog parkers. There can be no assurance as to the timing of production of our dog parkers or whether we will be successful in manufacturing them at scale as we continue to expand. In such an event, you may lose all or part of your investment.

We are a first-of-its-kind business and will need to pave the way for this brand new kind of pet care service, building trust and learning how to acquire customers. There aren't any identical businesses in the market, and therefore much of our strategy will have to be developed from the ground up. There is a risk that we may need to change strategies during our growth phase if our current approach is not as successful as desired or at all, which may impact our projected growth trajectories, and you may lose all or part of your investment.

We work on city sidewalks and regulations are different in every municipality. As a result, it's important that prior to expanding to a new city, we must have a thorough understanding of the relevant regulations to ensure that our activities are legally compliant, and what is considered legally compliant may change from time to time. Regulatory or legislative changes changes may disrupt our operations and cause delays to our growth, which could in turn have a negative impact on our revenue trajectory. Further, if we misinterpret any regulations or are unintentionally non-compliant with any regulations, or if a new city does not permit our activities, this may lead to fines or other disciplinary action, or may prevent our ability to expand into different cities and to grow, which could materially affect our business, financial condition and results of operations. Specific to our current operations in The City of New York, discussions between local government and the company are ongoing; the outcome of those discussions may materially impact the ways we can operate on public portions of New York City sidewalks.

Our core business involves the care of animals which are incredibly important to their owners. Because of the importance of the work we are doing, we must be extremely diligent with our operations and ensure that there are no mistakes. Our equipment incorporates advanced technology, and therefore it is critical that there are no flaws in our systems. Should any core elements of our product be flawed, this could have very negative consequences, which could materially affect our business, financial condition and results of operations. In addition, if product liability or other lawsuits are brought against the Company, we may incur substantial liabilities and may be required to limit the commercialization of our dog parkers.

In the event of any technology related issues with our product, we may need to see external advisors and resources, or alternatively hire additional employees that are able to resolve these issues within the company. This means that any technical issues may be expensive to resolve, and may cause delays to our expansion plans.

Our business model is based on a subscription service. We do not currently charge businesses to put our product in front of their stores. Therefore, revenue will be solely driven by high uptake from pet owners, who see the value of our product. In the event that we do not have sufficient growth in subscribers to our platform, there is a risk that our revenue will be insufficient to fund continued expansion of our product to more cities. In addition, we currently rely on storefronts and other businesses to put our product in front of their stores. The loss of these storefronts, or our inability to establish relationships with additional third-party store owners or establishments, would materially and adversely affect our business.

We currently rely on third-party manufacturers and suppliers to develop and manufacture our dog parkers, and we expect to continue to rely on third parties to manufacture our Dog Parkers. The loss of these suppliers or manufacturers, or our inability to establish relationships with additional third-party manufacturers, or their failure to comply with applicable regulatory requirements or design specifications or to provide us with sufficient quantities of Dog Parkers at acceptable quality levels or prices on a timely basis, or at all, would materially and adversely affect our business.

We are highly dependent on the services of Chelsea Brownridge, our CEO, and Todd Schechter, our COO. If for any reason either of them is unwilling or unable to continue in their current rules for the Company, it would materially and adversely affect our business.

We may not be able to protect our intellectual property rights. If our pending utility patent is not issued, or if our trademarks and trade names are not adequately protected, then we may be subject to claims challenging our inventorship or may not be able to build name recognition in our markets of interest, and our business may be affected.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,001**

Use of Proceeds: Raising $250,000 allows Dog Parker to expand to new markets outside of Brooklyn. We will primarily use the funds to redesign the current product (house + app + backend software system) to be available and accessible at any location in the US, regardless of market size or network size. We can go after any B2B opportunity that comes our way.

If we raise: **$1,070,000**

Use of Proceeds: Under Dog Parker's current financial plan, raising $1,070,000 allows Dog Parker to operate fully until our Series A round expected in June 2018, expanding our network to three new markets outside of New York City by partnering with cities and advertisers directly and getting three to five U.S.-based retail chain partnerships. This will require us to manufacture an additional 250 dog parkers to meet expansion demands.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of up to 2,566,560 of Series Seed-2 Preferred Stock.

Share price. $0.58655 per share

Pre-Money Valuation: $9,000,000

Voting Rights: Each Preferred Share shall be entitled to one vote per share, on an as-converted basis.

Pro Rata Rights: Major investors (with 1% or more of the Company's capitalization on a fully diluted basis) will have a right in the event the Company proposes to offer equity securities to any person (other than securities issued to employees, officers and directors of the Company, securities issued pursuant to a merger or acquisition, securities issued in connection with an equipment leasing or debt financing, securities issued pursuant to a registration statement, or securities issued in connection with strategic transactions) to purchase their pro-rata portion of such shares.

Irrevocable Proxy. (a) Appointment. Each Purchaser that is purchasing less than 42,622 Shares (i.e. $25,000 of Shares) hereby appoints, and shall appoint in the future upon request, the President and/or Chief Executive Officer of the Company (the "Subject Officers") as such Purchaser's true and lawful proxy and attorney, with the power to act alone and full power of substitution, to, consistent with this instrument and on behalf of such Purchaser, (i) give and receive notices and communications, (ii) execute any instrument or document that any Subject Officer determines is necessary or appropriate in the exercise of its authority under this instrument, (iii) take all actions necessary or appropriate in the judgment of any Subject Officer for the accomplishment of the foregoing, and (iv) vote all of the Shares in his or her sole discretion on any and all matters for which such Shares are entitled to vote, including, without limitation, all amendments to and waivers of the provisions of the Charter, and consents to any corporate actions requiring the consent of the stockholders of the Company.

Stock Option Pool: As of the closing there shall be a pool available under the Company's equity plan equal to 10% on a fully diluted, post-closing basis.

Priority: The Series Seed-2 Preferred Shares will rank senior to any other class or series of capital stock of the Company, including the Series Seed Preferred Shares

See full term sheet and exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☐ Yes:
☑ No

16. How may the terms of the securities being offered be modified?

This securities may be amended or modified only upon the written consent of the Company and holders of a majority of the Shares purchased pursuant to this offering (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted), including Benslie, the Designated Lead Investor.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series Seed-2 Preferred Stock	2,566,560	0	Yes
Common shares	9723668	9723668	Yes
Series Seed Preferred Stock	6273523	3,529,421	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	177542
Options:	1833021

Describe any other rights:

Dog Parker's Series Seed Preferred Stockholders rank senior to the company's common stock and have special rights and privileges including: (1) 1x conversion rights to common stock (subject to customary adjustments), (2) broad based weighted average anti-dilution protections, (3) pro-rata rights, (4) pro-rata 1x liquidation protections (prior to but not participating with the common), (5) pro-rata co-sale rights to sell shares along side the founders, and others detailed further in our stock purchase documentation.

Benslie International Limited (the "Lead Investor") has a warrant with a penny exercise price for a number of shares that would have the ultimate affect of blending the combined valuation down by approximately 16% from the valuation used for the Series Seed-2 Issue Price.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor proxies their voting rights if investing less than $25,000, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings. In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

N/A

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Regulation D, Rule 506(b)	SAFE	$365,000	General operations
8/2016	Regulation D, Rule 506(b)	Common stock	$40,000	General operations
12/2016	Regulation D, Rule 506(b)	Preferred stock	$900,000	General operations
9/2017	Regulation D, Rule 506(b)	Preferred stock	$206,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We put hi-tech dog houses outside of stores that have "No Dogs Allowed" signs, allowing dog owners to safely bring their pups on errands and helping stores to be more dog friendly. Instead of leaving dogs at home all day, or worse, exposed to danger in the car or tied up on the sidewalk, our members can access our lockable, temperature controlled, camera-monitored houses for only 30¢ a minute. With Dog Parker, the city is now as safe and accessible as your backyard.

We've installed 45 houses in Brooklyn in just 11 months of operation. Soon, Dog Parker will expand into 63 walkable U.S. cities, from San Francisco to Boulder, that we've identified to fit our expansion model. We're the first company to offer this level of safety and comfort to dogs in cities, and as there are now more dogs than children in the U.S., our houses fill the void in a massive, completely untapped market

Milestones

Dog Parker Inc. ("Dog Parker" or "the Company") was formed in December of 2014 in the state of New York as an S-Corporation for the tax purposes. In July 2016 the company was merged into Dog Parker Inc a Delaware C-Corporation which was formed in April 2016.

We launched the first version of the new Dog Parker in December 2016 and grew moderately until Summer 2017 when we officially launched with 40 Dog Parker's throughly Brooklyn.

- Our Dog Parkers have logged 41,000 operational minutes across 2,650 sessions since January 2017.
- 730 members growing at a monthly rate of 30% with a 62% repeat customer rate
- Backed by a major dog organization, leading consumer-focused VCs, and other pet tech and smart city entrepreneurs.
- Accepted to the prestigious Entrepreneur's Roundtable Tech Accelerator in New York City.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues.* For the period ended December 31, 2016, the Company had revenues of $622.
- *Expenses.* For the Period ended December 31, 2016, the Company had expenses of $491,034, compared with $15,485 the year prior. The largest components of our expenses in 2016 were marketing ($126,224) and payroll ($137,153).
- *Assets.* As of December 31, 2016, the Company had total assets of $812,888, including $730,102 in cash.
- *Net Loss.* The Company has had net losses of $468,634 for the fiscal year ended December 31, 2016.

- The Company's liabilties totaled $6,543 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $1,146,000 in equity and $365,000 in SAFE's.

After the conclusion of this Offering, should we hit our minimum funding target in our Regulation Crowdfunding offering, and raise at least $300,000 from accredited investors, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Dog Parker, Inc. cash in hand is $329,958, as of September 2017. Over the last three months, revenues have averaged $363/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $157,562/month, for an average burn rate of $157,199 per month.

At the end of 2016 cofounders Chelsea and Todd were the only staff on payroll, and starting at the beginning of 2017 staff grew from 2 to 4 to 6 and then finally 8 people by the network expansion launch in summer 2017. As such, payroll was increased steadily throughout 2017 but has leveled off at 8 full time staff for the next 5-6 months. Our marketing costs have also increased in the last 6 months as we prepared for the network expansion and grew out marketing team capacity. Lastly, development costs have increased in the last 6 months as we built a new app spring 2017 and increased the build of or backend fleet management software.

After our financing is complete, we expect our payroll to remain the same over the next 3-6 months (at 8 full time staff) while marketing will increase about 20% each month in the lead up to our launch outside of NYC and as we continue to expand in Brooklyn. Development costs will remain the same as it has been for the last 5 months (2 development pairs).

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.dogparker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Dog Parker Preferred Stock

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chelsea Brownridge
Henry Weinstein
Noel Weinstein
Todd Schechter

Appendix E: Supporting Documents

Dog_Parker_.Seed2_cosigned_term_sheet.pdf

INVEST IN DOG PARKER

Opening Up the City to You and Your Dog

> *We're on a mission to make more places dog friendly destinations. We put hi-tech dog houses outside of stores that don't allow dogs inside. This allows dog owners to safely navigate the city with their pups. Instead of leaving dogs at home all day, or worse, exposed to danger in the car or tied up on the sidewalk, dog guardians can access our lockable, temperature controlled, camera-monitored houses by-the-minute. With Dog Parker, the city is now as safe and accessible as your backyard.*



Chelsea Brownridge
CEO AND FOUNDER, DOG PARKER


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INVEST

Priced Round

$9M pre-money valuation | **$0.59**/share

If you invest, you're betting Dog Parker will be worth more than $9M in the future.

OUR AMBITION

We've installed 45 houses in Brooklyn in just 11 months of operation. Soon, Dog Parker will expand into 63 more walkable U.S. cities, from Boston to San Francisco and Miami to Boulder. We're the first company to offer this level of safety and comfort to dogs in cities, and as there are now more dogs than children in the U.S., our houses fill the void in a massive, completely untapped market.

KEY FACTS

- Our Dog Parkers have logged 41,000 operational minutes across 2,670 sessions since January 2017
- Raised more than $2 million to date.
- 730 members growing at a monthly rate of 30% with 62% repeat customer rate
- Expanded a fully operational, city-based network with paying customers on both sides of our market.
- Backed by a major dog organization, leading consumer-focused VCs, and other pet tech and smart city entrepreneurs.
- Completed the design for manufacturing process and a fully built technology system including fleet management software and a new mobile app
- Accepted to the prestigious Entrepreneur's Roundtable Tech Accelerator in New York City.

DOCUMENTS

DogParker_Executve_Summary_Nov2017.pdf

dogparker.com

RETAIL HARDWARE MARKETPLACE B2C DOGS TECH B2B B2C ANIMALS COMMUNITY ADVERTISING SHARING ECONOMY SMART CITIES COMMUNITY ANIMALS

Why I Like Dog Parker

I invest in groundbreaking, world-changing consumer brands. The progress Chelsea and her team have made in such a short time with a first-of-its-kind technology and service is remarkable – they're a team that delivers. They have a deep entrepreneurial drive to build a hugely successful company and a personal passion for pet care that will change the everyday lives of millions. And their smart dog houses are just the beginning. Their expertise in this technology will allow them to become world leaders in smart city innovation.



Jesse Draper

FOUNDING PARTNER OF HALOGEN VENTURES AND DAUGHTER OF TIM DRAPER

"Dog Parkers are not only adorably cute, but so useful for dog owners constantly on the go. Just as you wouldn't enjoy being exposed to the elements for too long, this provides your dog a comfortable and safe hangout spot while you get your errands done."



Dr. Lisa Lippman

Veterinarian

"I love the Dog Parker. We all want to spend more time with our pets, and now with Dog Parker, there's a safe and secure place to leave your dog outside a convenience store or a coffee shop while you run inside."



Steve Dale

Certified animal behavior consultant, noted pet expert, and host of the national radio show, Steve Dale's Pet World

"Dog Parker is a great example of the continued vibrancy of New York City's technology sector. A participant in NYCEDC's Futureworks program and a member of the exciting network of companies developing urban technologies at New Lab, the Dog Parker team is part of the next generation of entrepreneurs developing technology to improve quality of life in cities."



Lara Croushore

Vice President of the New York City Economic Development Corporation

"In the city, I see too many dogs tied outside stores. Not only is it unsafe for these tied dogs, who can be stolen or get loose and run into traffic, it also makes it difficult for for passing pedestrians — human or canine — who are scared of dogs. Dog Parker keeps everyone safe and happy!"



Rochelle

The Broke Dog & Brooklyn Bowtie

"One of my most difficult decisions was to abide by the law and therefore not allow dogs to enter our shop. We would heartbrokenly turn them away, sometimes in the middle of the winter, leaving them to shiver on the frozen concrete. But thankfully and miraculously Dog Parker came along with an immaculate temperature controlled beach house for our prized pooches to bask in while our customers can relax and enjoy the best coffee in town, always knowing that their little furball is safe and happy."



Ike Escava

Co-Owner of The Bean Coffee Shop, Dog Parker location

“Teeka loves the Dog Parker and so do I. When she goes inside and the door locks, I know she will be safe and secure while I do my shopping. She is never bored and can people watch - and dog watch - out the window. I think she feels it is a special place for her. I wish there were more of them!”

Karen Lazarus (and dog, Teeka)

Dog Owner and Dog Parker User

"I love the convenience. My dog is so disappointed when we leave without him. We work all day so when we are home we want to go out and play. He is so disappointed when we leave him at home."

Sarah Remington (and dog, Titus)

Dog Owner and Dog Parker User

"Dog Parker has been a big supporter of Badass Brooklyn Animal Rescue, and we support Dog Parker in our shared belief that dogs should never miss an opportunity for a walk but should also never be left tied up -- both go hand in hand!"

Badass Brooklyn Animal Rescue

"Dog Parker is very innovative, and I couldn't be happier now that there are a few of them in my neighborhood. I don't typically bring my dog, Hugo, with me to run errands knowing that he'll just be tied up outside on a bench or tree. Lucky for me, I have such peace of mind knowing there is a safe-house for Hugo while I run inside a no-dogs-allowed-establishment. If only there were more, I'll never have to leave my dog home!"



Min

Founder of Urban Wag, Dog Parker member

“With a new baby at home, the ability to turn runs to the bodega or drug store into dog walks has been a life saver for us. Friedrich is typically quite curious and frankly a bit naughty when he’s tied up or left behind, but somehow remains calm and well behaved when he’s placed inside the dog parker. We hope to see more Dog Parkers in our area!"

Isaac Schmidt (and dog, Friedrich)

Dog Owner and Dog Parker User

“We love it! The first week people just took pictures of the Dog Parker, but now we are seeing a lot of people actually using it. We get a lot of positive comments about it.”



Renata

Manager at Fabiane's, Dog Parker location

“We know how tough it can be to have a dog in the city. Dog Parker is great for the community and great for business.”

Ramzey

Owner of Key Food Grocery Store, Dog Parker location

Dog Parking in NYC

In New York City, I often see dogs tied to lampposts or parking meters while their human counterparts run in a store to buy milk or pick up laundry. Even though these trips are usually quick, it's not safe to leave pets outside like that.

November 13, 2017 @ thebark.com

Meet the startup that helps you park your dog

Dog Parker is an internet-connected dog house that gives city pups a safe place to stay while their owners are shopping or running errands.

November 13, 2017 @ today.com

Curbside dog kennels in Brooklyn

Chelsea Brownridge does not like to leave her dog Winston tied up when she has to run inside a store. She created an alternative called the dog parker. You sign up for a membership. The member card unlocks the dog house.

November 13, 2017 @ fox5ny.com

Dog Parker | HouseSmarts

We all have to walk our dogs and we all have to run errands. So why has it taken so long to come up with this solution to combining the two? If you live in a town or city, this is the perfect answer for your community to promote taking Fido along for your

November 13, 2017 @ housesmartstv.com

Now you can park your dog at Brooklyn Public Library

You probably won't find a parking space for your car, but if you live in Brooklyn, you might find one for your dog. Brooklyn Public Library will be cutting the ribbon on two new Dog Parker houses at the Central Library on Saturday as part of their National

November 13, 2017 @ brooklyneagle.com

For New York Pets, A Slew of New Services

When it comes to New Yorkers' furry companions, the startups keep on coming. New businesses in the city offer everything from a sidewalk dog-parking service to veterinary housecalls and aromatherapy for pets. Coming soon: canine sunscreen.

November 13, 2017 @ wsj.com

Dog Parker, Safe Clean Structures Where Dogs Can Comfortably Wait While Their Humans Shop

Dog Parker is a membership-based network of safe, sanitized, temperature-controlled enclosed structures located in Brooklyn, New York that give dogs a comfortable place to relax while their humans go out shopping or for a bite to eat, a modern alternative

November 10, 2017 @ laughingsquid.com

Company making stores more pet friendly with app, high-tech dog house

Almost half of American households own a dog, but many stores don't allow pets. The folks at a company called "Dog Parker" say they found a way to make those stores more pet-friendly. When Mark Hummel wants to check out his local stores, he no

October 12, 2017 @ wbtv.com

Chelsea Brownridge, Co-Founder of Dog Parker

Dog Parker is a safe, smart house for your pet.

October 2, 2017 @ cheddar.vhx.tv

Dog Parker, because even your dogs deserve a smart home

Everyone says that dogs are a huge responsibility, but it's hard to feel the weight of that responsibility until you own one. Dog Parker, a new startup out of ERA, is looking to take out some of the stress of owning a dog in New York.

September 20, 2017 @ techcrunch.com

Now You Can "Park" Your Dog | PetInsider

Wouldn't it be great to live in a world where you could take your dog everywhere? It's not a reality yet, but a new start-up called Dog Parker is here to help. They're creating smart dog houses outside of non dog-friendly stores.

September 18, 2017 @ petinsider.com

Brooklyn Public Library will add two Dog Parkers with doggo celebration this weekend - Technical.ly Brooklyn

This Saturday, Dog Parker will install two of its state-of-the-art doghouses outside the Brooklyn Public Library, with a celebration of Bernese Mountain Dog proportions called "Pups On the Plaza." The library will hold a doggo fashion show starting at 10

August 23, 2017 @ technical.ly

High-tech Dog House Hitting More Brooklyn Streets

Maybe you've seen a around your Brooklyn neighborhood. Maybe you laughed, pointed, compared it to a cryogenic chamber. Then, the next time you were out with your dog and wanted to pop inside a cafe to escape the summer heat, you thought,

August 15, 2017 @ bkmag.com

What is Dog Parking? - PetPlace

Dog parking used to mean tying up your dog while you ran into the store, but one company is changing the definition entirely. Having a dog in the city can be both exciting and stressful. While on one hand it's fun to be able to walk around town with

April 5, 2017 @ petplace.com

The "Dog Parker" May Be Coming to Your Neighborhood Soon

Owning a dog in the city presents its own unique set of challenges: there is always plenty of activity, traffic, sounds, and people passing by. And while the daily walk around your neighborhood is a welcomed pasttime between you and your pet, it's a

February 23, 2017 @ marthastewart.com

Now You Can Park Your Pet in This High-Tech Doghouse While You Fetch a Latte

Let's face it. Your dog is sick of being chained up outside of coffee shops. Sick of being left out in the cold, fastened to a light post to stare through the window as you consider buying a scone. Your dog didn't sign up for your caffeine dependence.

February 16, 2017 @ bedfordandbowery.com

A smart home for Fido: Dog Parker offers safe place to keep canines in the big city

Technology is quickly advancing to create smarter and more accessible homes. There's everything from locks and thermostats you can control with the click of an app, to lights and appliances that respond to voice commands. One of the latest

November 17, 2016 @ digitaltrends.com

Dog Parker is a high-tech parking spot… for your dog

Dog Parker just made owning a dog just got a little easier. The company aims to do just what its name describes: provide a parking spot for your dogs. Dog Parker's parking spots offer internet connectivity that - when paired with the app - allows you

November 17, 2016 @ thenextweb.com

Can You Relate to Wanting to Bring Your Dog Everywhere? The Dog Parker Solution

I don't know about you, but I am constantly looking for an excuse to bring Rooney with me everywhere I go. Mostly because my husband and I both work full-time so I want as much of my down time to…

October 17, 2016 @ mykidhaspaws.org

New Startup Wants to Solve Pet Owners' Biggest Dilemma

Nearly every dog owner has faced the ordeal of having to tie their pooch up to a fixed object outside so they, the coffee-loving human, can duck in for a quick latte. This causes anxiety for both parties.

April 12, 2016 @ inverse.com

"Dog Parker" Is A Box You Can Quite Literally Park Your Dog In While You Run Errands

If you're pounding the New York City pavement, you may soon notice something unusual outside your local deli - a white and pink crate with a clear plastic door. What looks like a fancy gym locker sitting on the sidewalk is actually a box you can park

March 21, 2016 @ bustle.com

While You Shop, Give Your Pup a Home Away From Home

Brooklyn dog sitter startup hopes to spare owners from having to leave pups waiting outside

February 23, 2016 @ psfk.com

Pet owners can now park their dog

Lauren Glassberg has the story of one woman's invention to improve safety for dog owners.

February 10, 2016 @ abc7ny.com

New Canine "Parking" Boxes Mean Never Tying Your Dog Outside A Store Again

Dogs are left outside storefronts all the time, patiently waiting for their humans to return from their shopping. Normally they won't mind much-these pups usually get plenty of smiles and pats, but it's a different story when the weather is too hot or

December 2, 2015 @ good.barkpost.com

NEW YORK POST

You can now pay to 'park' your pup

A Brooklyn woman is launching a pay-by-the-minute network of sidewalk dog kennels that allow owners to safely park their pooches while running errands. The kennels are locked by radio signals, monitored by Web cams and temperature controlled.

November 27, 2015 @ nypost.com

Take Your Dog Anywhere, Anytime



When our founder, Chelsea Brownridge, moved to New York, she quickly realized that life with her dog, Winston, was going to be much different than it was in her hometown in North Carolina. No more unleashed jaunts through the woods--the city was now Winston's backyard. Exciting, sure, but also logistically challenging. Because dogs are banned from places like grocery stores and indoor restaurants, Chelsea could either leave Winston at home (no fun) or tied up on the sidewalk (not safe). After doing research and testing, Chelsea realized this was not just a problem for Winston, but also for the 600,000 other dogs in NYC and for thousands of shop owners too. Soon after, she decided to fix the problem, and Dog Parker was born.

What started as an idea and a prototype in a garage has quickly turned into 45 Brooklyn units. Our houses are becoming ingrained into the fabric of our neighborhoods, which helps both dog owners, who no longer have to leave their buddy at home or unsafely tied up on the sidewalk, and store owners, who no longer have to turn away potential customers. Our member growth has been so rapid that we're expanding outside of NYC and into other walkable U.S. cities. We're also exploring advertising opportunities for our houses as well as deals with large chain retailers to integrate our houses into their storefronts.


THE BEST SPOT TO CHILL & WAIT FOR YOUR HUMAN.
DOG PARKER


3 Unlock house
TAP MEMBER CARD HERE
NEED ASSISTANCE?
Call our 24/7 customer service center
1-800-617-4097
MADE IN NYC

Our Dog Parkers are Safe, Comfortable, and Clean

To answer your biggest question: No, dogs do not poop in the houses :) They're smart enough to not spoil enclosed environments. We've had over 2,700 sessions and have never had a single pup soil the environment. If it were to happen, though, we do have a maintenance team that would take the house offline and clean it. Cleanliness is one of our top priorities--all of our houses are built with veterinary-grade non-porous surfaces and equipped with UV lights that eliminate viruses and bacteria.


DOG PARKER SAFETY FEATURES
UV LIGHT
Eliminates bacteria & viruses
AIR VENTILATION
IN-APP PUPPY CAM
4G LTE internet connection
VETERINARY-GRADE NON-POROUS SURFACES
INSTANT ACCESS
App & Member Card
8-HR BACKUP BATTERY
BACKUP KEY
Manual backup
AC & HEATING
Heat index sensors
LOCKING DOOR
Electronic solenoid lock
CLEAN & SECURE
AUTO- SANITIZING BETWEEN USES
24/7 REMOTE MONITORING
24/7 CUSTOMER SERVICE
DAILY MAINTENANCE & CLEANING
INTERIOR 28" X 33" X 39"
EXTERIOR 30" X 33.5" X 46.5"
© Dog Parker, Inc. Proprietary and Confidential Information






Our Pitch Deck


DOG PARKER
CONFIDENTIAL & PROPRIETARY

Our Progress So Far

October 2015

Received 10k NYCEDC Grant

Market research complete, engineered first Dog Parker prototype.

November 2015



2 Prototype Houses Deployed

We had 25 urban pet parents in our first pilot program.

May 2016

395K SAFE Raised

December 2016

Five Custom Manufactured Prototypes Completed

Our next pilot has 50 participants.

March 2017

$1.5 Million Seed 1 Raised

April 2017



First Manufacturing Run Complete

Boyce Technologies, our manufacturing partner, completes our first 100 Dog Parkers.

July 2017

20 Dog Parkers launched in Brooklyn

New app sign up process launched.

October 2017



45 Dog Parkers launched in Brooklyn

Our pilot program in NYC is now at full capacity.

February 2018



New City Expansion

Partnership with new city secured alongside regional sponsor.

March 2018

New Market Expansion With National Retail Chain

December 2018

2,000 Houses Deployed in 3 Markets

March 2019

Large, regional advertising partnerships secured.

We hope this will help push 6,500 houses into six different markets.

Let's spend more time with our dogs

The idea for Dog Parker came to me because of a problem I was experiencing as a first-time pet parent in the city. While I had rescue dogs my whole life in NC, adopting my dog Winston in Brooklyn was completely different. With no backyard and a much smaller living space, the city became our backyard, our playground.

And while Winston's favorite thing to do is take in all the smells of the big city, the city and its retailers are less welcoming to him. Most of the places I go have big "NO DOGS ALLOWED" signs in the windows. And because I won't tie him up on the sidewalk outside because leaving him unattended is too risky, it meant he had to miss out on extra walks just because I might be going inside a shop for a few minutes to pick something up.

Dogs spend the majority of their lives patiently waiting for their humans to come home. I think it should be easier to incorporate them into our everyday lives and am dedicated to making cities dog friendlier.

I believe dogs make our lives better and our communities stronger. I believe everybody should have the option to bring their dog with them anytime, anywhere.

Dog Parker benefits dogs, humans, and the places they go together. Creating the possibility of more walks and more time together makes dogs exponentially happier, and taking care of people's dogs takes care of people. Getting people out and about in their own neighborhoods with their dogs fosters a sense of community, and increasing traffic for local brick & mortar businesses supports the local economy.

We've spent the last three years building, testing, and perfecting our service. You're trusting us with your family member, and we take that extremely seriously, which is why so much thought has gone into the design and rigorous testing has been completed. And now, we want to bring this to every city in the US and ramp up to work with expansion partners to do it here and abroad.

The thousands of emails and messages we've received asking for Dog Parker to expand to new cities is why we're here on WeFunder. We're not yet ready to work with everyone who emails us to bring this to their hometowns but we're moving in that direction and we want to open up the opportunity for all our super fans (and future prospective partners) to be a part of what we're building.

So if you'd like to make every store, town, and city dog friendly, I invite you to join us. Be a part of our growth.



Chelsea

OUR EARLY TRACTION IS TURNING INTO MEASURABLE GROWTH

We've grown rapidly since opening our homes in January 2017, as our average utilization is growing 23% month over month.

131%	45	730	41,000
Growth Rate after our new app launched.	Dog Parkers deployed across 15 Brooklyn neighborhoods.	Members growing at a rate of 30% a month.	Minutes in operation across 2,670 sessions since January 2017.

Meet the Founders



Chelsea Brownridge

CEO and Founder

An economics major from UNC, Chelsea first lead operations for Ashoka: Innovators for the Public on their Changemakers team before co-founding a nonprofit alongside Arianna Huffington.



Todd Schechter

COO and Founder

Serial entrepreneur with a documentary filmmaking background. Cofounded Ignite Good. MPA, NYU.



Randy Ramusack

CRO and Founder

Prior to Dog Parker, Randy was the founder & CEO of LQD WiFi, an urban-tech company acquired by Verizon in 2016. From 2005-12, Randy was Microsoft's CTO for International Organizations.

Interview

Wefunder interviewed Chelsea Brownridge on October 30, 2017.

– COLLAPSE ALL

WF: What is Dog Parker?

BROWNRIDGE: Dog Parkers are hi-tech & cozy houses that sit outside of storefronts that don't allow dogs inside. They provide a safe and clean place for pups to hang out if their humans need to run into stores while they're out adventuring.

We're in the business of making cities and storefronts more dog-friendly, as there are more dogs than children in many major U.S. cities. About 40% of Americans own dogs, and about 50% of dogs go on errands with their owners every week, but 60% of stores can't allow dogs inside because of health or other local regulations. Pharmacies, nail salons, gyms, and other similar places legally can't allow dogs inside. More and more people are moving to cities, getting dogs, and bringing them everywhere, but there are these rules where you can't bring your dogs inside.

What happens right now is people leave their dogs in cars or they tie them outside or they leave them at home. Brick and mortar retailers are having a hard enough time staying afloat, and if we can help them not have to turn away business because dogs are present, that can help their bottom line.

Dog Parker places houses across cities -- we have 45 across our test market of Brooklyn right now -- and by downloading our app, you can register and unlock and use one of our houses while you're out. People are walking by, they plan to go to the grocery store, and now they have a safe way for their dog to wait outside instead of tying them up. We also have a membership model similar to ZipCar, where you register online, get a member card in the mail, and can use the card to unlock our houses.

WF: What makes Dog Parker houses safer than what people currently do with their dogs?

BROWNRIDGE: Current workarounds are dangerous. Leaving your dog in a car can expose them to unsafe temperatures. Tying them up outside can expose them to theft or altercations because they're not protected. But now that we offer a safe place to leave them, our customers gain time with their dogs before, after, and in between all their errands.

The house itself is a safe, clean, comfortable environment. First of all, it's a locking dog house. The dog house portion is important because dogs are den animals. They feel safer in closed spaces than exposed ones -- that den-like environment provides them a level of comfort similar to when a dog is scared from fireworks or thunder and they run underneath your bed or hide under the table. It makes the dogs feel secure. It locks, which means your dog can't get stolen and no other dog or person is able to touch your dog. The temperature is also extremely important. We have air conditioning in the summertime, heating in the wintertime, and always keep it at a safe temperature range, never colder than 32 degrees or hotter than 80 degrees. If the temperature is more extreme than that, the house takes itself online to become unavailable.

We also have UVC sanitation lights in the roof of the house, which can kill almost all viruses, molds, and bacteria. Those sanitize the houses between each and every use to combat kennel cough, dog flu, or any kind of communicable disease. They're the same kind of lights a lot of veterinarians use in their offices to keep surfaces sterile. We also have a fleet team that performs daily maintenance and cleaning.

Dogs do not poop in the house, which is probably the most common question we get. They don't go to the bathroom because they're enclosed in the environment, and dogs don't soil environments like that. We've had nearly 2,500 sessions and we've never had a single accident inside. If it were to happen, though, we could take the house offline and send maintenance out to clean it up.

WF: What are the features of the Dog Parker Houses? ^

BROWNRIDGE: Dog Parker exteriors are a powder-coated aluminum shell. They are double walled and insulated. Inside, Dog Parkers have veterinary-grade, non-porous plastic surfaces to keep germs at bay.

Technology:

- Forced air ventilation for fresh air.
- Air conditioning for hot summer days.
- Interior Puppy Cam to keep an eye on your pup.
- UVC sanitation light on a motion sensor to clean the house between sessions.
- A Member Card reader.
- Connected via a wireless network.

Safety features:

- Automatically made unavailable if interior temperatures are unsafe.
- Ability to remotely unlock the house in case a member's phone dies and they've lost their card.
- An 8-hour backup battery in case of a power outage.
- Two manual override keys so that, no matter what, a dog is never stuck inside (one is stored in a lockbox on the house, another is at headquarters).

WF: Where did this idea come from? ^

BROWNRIDGE: The idea came to me about three years ago because it was a problem I was experiencing almost every day. I have a dog named Winston and we live together in Brooklyn. I've had dogs my whole life. In North Carolina, where I'm originally from, we had a big backyard and when we walked my dog, we would walk them in a suburban neighborhood that didn't have bodegas or grocery stores along the street. When I started living with a dog in a city for the first time, I started to realize how much logistical planning is involved.

The city is Winston's backyard. Every time I walked him, something would come up where I needed to meet someone, grab a bottle of water, use the restroom, and I'd realize Winston couldn't go with me. You're sort of left with this, "Well, what do I do? Do I tie him up? Do I trust a stranger to hold him? Do I go home? Do I put him in a bag and try to sneak him in?" More often than not, I'd take him home for the day, which meant he couldn't get an extra walk or spend time outside.

There was one particular day when I had a friend visiting and wanted to go to a diner she loved about two miles from my house. It was a beautiful fall day, and I walked to meet her. Other than that 30-minute meal, we spent the rest of the day outside, but Winston had to stay home the entire day because we weren't going to be near my house. I thought, "There has got to be a better way. What can we do for short term pet care in 10-minute, 15-minute, or 30-minute blocks of time?"

WF: How did you start the business? ^

BROWNRIDGE: When I started the business, I started by asking pretty obvious questions, such as, "Am I the only dog owner experiencing this?" The lucky thing about our business is that customers are really easy to find because they're out walking their dogs. We started walking up and down sidewalks, going to dog parks and interviewing and surveying, and we started to see some patterns that led us to believe the market opportunity was real.

Next, we started talking to stores. Is this a pain point for them? Have they had to kick customers out because they have dogs, or have dogs tied up outside caused trouble? We found there was a pain point for stores too, primarily of lost business and the desire to accommodate dog owners. Many had treats in their stores or water bowls outside. At that point, we felt confident that there was going to be demand for our solution.

Then we needed to figure out if we could actually build the houses. We started in my one-bedroom apartment, and I rented a woodworking space in a garage across the street. We used off-the-shelf parts to build our first two Dog Parkers. Me and my co-founder, Todd Shecter, found an electrical engineer to build the brain of the house, which had temperature sensors, ventilation, an RFID reader, a Solenoid lock, and a webcam. Then we bought an off-the-shelf dog house and started building different sizes to see what worked best.

Finally, we worked with some veterinarians. I was, of course, talking to my local vet about environmental needs for dogs, and we started talking to pet experts about behavioral conditions, the best type of environment for dogs, and we incorporated their recommendations in the prototypes.

WF: How has Dog Parker grown since the company left the woodworking garage?

BROWNRIDGE: Our first step was to build five of our handmade Dog Parkers. We had dog owners signing up and using them, and that was enough for us to raise our first round of financing, about $400,000. Then we got the attention of the New York Economic Development Corporation, who has a program called the Next Top Makers. They awarded us grant money to continue prototyping the solution and we won a couple of business plan competitions which allowed us to get off the ground. We started pitching at these startup pitch events and winning money, so we were able to supplement our savings and credit card debt with that.

Through the New York Economic Development Corporation, we got the attention of a Queens-based manufacturer called Boyce Technologies in early 2016. They're one of the very few advanced manufacturing plants here, and they had only been around for a couple years, but they had some major contracts with Amtrak and our subway system. We cold-emailed the company because we were impressed with some units they'd built in the subway system that had similar design requirements to our houses, and we were curious to know if they might be interested in working with us. Turned out the founder, Charles Boyce, was interested in finding up and coming hardware companies in NY to help grow. A short time later we we're touring their impressive facilities ad started to build a great relationship.

We were still starting to raise money at that point, and some people are reluctant to invest in hardware startups early on because most of them fail before they're actually able to make their products. With hardware, if something doesn't work, you could be set back months because you just can't fix it as quickly as you can fix software or apps. We knew we needed to get a manufacturer on board to scale the business. Fortunately, Boyce offered us terms that would have been hard for us to find elsewhere enabling us to secure the kind of manufacturing support prospective investors were looking for.

Suddenly we had a really skilled, amazing, accomplished, and quickly growing team of engineers and manufacturers building our dream dog house. Version two, which was completed in September 2016, was light years ahead of what we'd built in the garage, and that allowed us to raise more money, and to build a higher quality product that played a key role in enabling us to convince more dog owners to trust our service. Our first Boyce manufactured Dog Parker went out in December 2016.

We had some early traction, and we also got into a really prestigious accelerator here in New York City called the Entrepreneur's Roundtable Accelerator. Ever since then, we've been building more houses and putting more out and convincing more dog owners to trust us.

WF: How do you acquire customers?

BROWNRIDGE: On the business-to-business side, which are our locations specific to storefronts, we just pounded the pavement. We walked into each store, asked to talk to the owners, and we'd pitch them on the idea even before we had a prototype. We still do that -- just walk into really high impact locations, like grocery stores, and ask for the owners and try to get the locations that way.

Since we've gotten bigger and the awareness level of what we're doing is much higher, we've been able to attract the attention of larger retail chains. Mom-and-pop shops and one-off locations are where we're able to get quick decisions and quick wins early. Now we need to scale increasingly in relationships with retail chains like Whole Foods and Starbucks because we can grow to dozens or even hundreds of locations with those corporate partnerships.

We also work with co-ops. There's a bunch of grocery store co-op owners who own businesses in cities, and if we work with the people who own those businesses, we're able to get in one fell swoop a lot more locations.

Those conversations have just started in the last couple of months for us as we've hit our stride and gotten more confident in our technology and grown our network. No deal has been closed yet with a company that large, but that's what we're in the thick of right now.

WF: What is your pricing model? ^

BROWNRIDGE: We make money three ways: Dog owners pay 30 cents per minute when they use the service. Storefronts pay a monthly licensing fee to become a dog friendly destination. Advertisers pay for unique visibility in high-traffic areas. Once dog owners sign up, they can run Dog Parker entirely through the app, and we send a Member Card as soon as we have their address. We are also able to work directly with cities and local sponsors to deploy houses in needed areas and offer the service for free or at a discount.

WF: What are your profit margins? ^

BROWNRIDGE: If each Dog Parker were utilized 60 minutes per day, that would generate a little less than $11,000 a year at 67% margins.

Our units in the early days averaged two minutes of use per day, then increased to five minutes per day on average. We've been growing at about 25% month over month. Grocery stores are by far our best locations and they're about half of the way to our goal of 60 minutes. It's been pretty fast growth for us, and again we continually see it go up every week and every month.

We're a self-service kiosk, which requires very little maintenance or logistical support compared to what bike-sharing and car-sharing services need. We don't have to restock or rebalance anything. We're just selling time.

Our biggest overhead piece is daily maintenance, which is about a five-minute trip per house. It's quick, but they all get visited every day. We also have a business-to-business service, where businesses pay us a monthly fee but get a revenue share from the house. That's another operations cost. Everything else is pretty minimal -- depreciation on the houses, delivery and installation, 4G/LTE service, credit card processing, insurance, and customer service.

WF: How much revenue does Dog Parker collect? ^

BROWNRIDGE: We premiered the service in Brooklyn at 20 cents a minute, and we're planning to increase it to 30 cents per minute as we launch into new markets. We've been giving the houses to store owners for free, but now we've signed up new locations to pay a $50 per month subscription fee. To get started we gave away a lot of free trials and we haven't charged all our business partners. We've earned about $5,000 in revenue. It's relatively small, but at 20 cents a minute with launch discounts, it can take a while to add up to big dollar amounts.

We are talking with one partner right now to franchise Dog Parker, and there is a revenue component associated with that model.

WF: How do you build trust with your users? ^

BROWNRIDGE: In the last few months, we've gotten much more active in the community. We go to street fairs, we go to dog parks, we just show up and engage people in conversation and we often bring the Dog Parkers with us. We'll pop up a tent, we'll have a couple Dog Parkers, we'll have friendly people there in t-shirts, and we'll encourage people to interact with us, interact with the technology, put their dog inside and see that their dog is comfortable and safe and it's easy to unlock using the app or tapping the card to the house. That's been really impactful.

About three months ago, we launched a brand-new app and gave new users a one-week free trial. We saw a 131% increase in sign-ups and utilization basically overnight. In the past, we had a $25 sign-up fee, because we wanted the barrier to entry to be a little high as we finalized our back-end operations. As soon as we took down that barrier, we saw a huge increase. The good news is that giving time for free doesn't cost us anything in goods, so we're really willing to do free trials, giving users access to the houses.

The way that we ensure proper use of the house, the dog's comfort, and the dog's safety is we know who's using every house, when, where and for how long. We monitor every single house, and the dog owner can see the one they're using through the app. Remote monitoring is a really important feature to make sure that all houses are being used per our terms of service and also to allow the dog owner to keep an eye on their dog.

WF: What concerns do you have about the business?

BROWNRIDGE: As with anything new to consumers, people have a lot of questions and it takes time to get familiar with it and educate them. We will hear skepticism, like, "You're putting dogs in kennels. How cruel." People's immediate reaction to this is never neutral. It's usually like, "Oh my god, this is the best thing. I can't believe it hasn't existed. I want to use this with my dog every day so they can be with me more." Another side of it is like, "Oh my god, how could you ever think that putting a dog in a crate on the sidewalk is a good idea? Think of all the things that could go wrong." The good news is, we have thought about everything that can go wrong, and we've designed our technology to stand up to it, with several redundancies and also that people are talking about us -- it's the ideas that push people's boundaries that have the potential to really take off and change the way people live their everyday lives.

WF: Who are your competitors?

BROWNRIDGE: We are the only ones doing this successfully right now. There are a couple of companies that have put up websites that seem like they want to try to do this, but none of them have a product to market yet. Also, we have a utility patent pending on our technology, so anyone entering our space wouldn't be able to do it exactly the way we're doing it. We always say that our biggest competitor is the workaround. People are used to tying their dogs up or leaving them in the cars, so we really need to change behavior by getting people to trust us.

WF: What are your expectations for the expansion into new markets?

BROWNRIDGE: Our first entry outside of Brooklyn was a three-day pop-up at Brookfield Place, a mall in Battery Park City. We put a house there for three days and it exceeded our utilization goals tremendously. We had a 105-minute average utilization per day at that location, exceeding our 60-minute goal.

That was an early proof point for us. It showed us that markets outside of Brooklyn will be a good fit for us and that a network isn't needed to have successful locations -- high value locations, like a mall, can stand on their own without a 'network-effect' being present. This is exciting because it means we can expand anywhere in the world without needing to set up an entire city-based network to do so.

WF: What partnerships do you want to explore?

BROWNRIDGE: We have a few key partnership areas. One is storefronts. Malls, food halls, grocery stores, and retail chains are going to be really important for us, especially as we start scaling up and scaling into new markets -- we want to work with brands that have multiple stores across multiple cities. Second is advertising. We have a physical network of houses that allows for advertisers to join us in the way that Citibank paid to have their branding on all the CitiBikes, which is the bike share here in New York. We've started having conversations with some big pet brands to write, "Brought to you by [brand name]" on the side of our houses.

Beyond that, we also partner with animal experts and veterinarians. We've got a core team of experts that help us make sure that we're framing this the right way and disseminating accurate information, and those partnerships with animal groups and animal experts are really important for us.

WF: Why are you seeking investments on Wefunder?

BROWNRIDGE: We're making this investment opportunity available on Wefunder because we want people who love what we're doing to have the chance to participate regardless of where they live or what kind of investment opportunities might normally cross their desk. Since we started Dog Parker, we've seen that it has this mass appeal. People love their dogs. A smart dog house is something that's fun, it's playful, it's something people have never seen before. As a former non-profit founder, the appeal of this business and the interest it sparks in people is a real different experience for me! As soon as I started talking about it with friends, there was like this different level of curiosity and interest in what we were doing across the board.

Early on, people suggested Kickstarter, but you can't really Kickstart a hyper-local service. We raised money the old-fashioned way. We did an angel round. We have now raised money from some strategic investors and from some VCs. But in the last year, since we launched the house and got an enormous amount of press and attention, we've had more than 250 people email us asking if they bring Dog Parker to their city or if they can franchise it or if they can somehow partner with us to help us expand. That's all been organic. It showed us, "All right, there's something here where people get it and they want to be a part of it."

We closed a third of our Seed2 round with professional investors (including many of our current investors) and we thought, "Well, let's reserve a part of it and do equity crowdfunding." First, it helps us widen our network, which could lead to more attention from larger B2B retail opportunities. Also, we're finally in a place where we have hard numbers. We have 700 active users now, growing every week, and we can tell their stories and we can point to the data and we can point to the success of this now, which we couldn't do before.

WF: In how many cities could Dog Parker be successful?

BROWNRIDGE: We've identified 63 walkable urban centers throughout the United States. The smallest market would be Boulder, the largest in New York, and in between are places like Portland, Seattle, San Francisco, Chicago, and D.C. These are all walkable cities that we've identified as good fits based on retail and population density and dog friendliness scores.

Beyond that, we've gotten requests from people all over the world and all over the country that want this in places that aren't on our list. What that leads me to believe is that this has an appeal beyond our densest cities, but we won't really know until we try.

Our goal with our seed two round, which we're in now, is to try different markets. We want to try Jersey City soon, which is a smaller, walkable place that feels more like Portland or Seattle but is still close to our home base here in NYC. If we're able to prove the model there, it'll show that we're ready to expand into other cities.

WF: Who's on your team?

BROWNRIDGE: My background is in business operations and project management, which I've done for large non-profits and large corporations as well. My first job out of college was with IBM as a financial management consultant, and then I went and did operations for Ashoka, which is a large non-profit in DC.

I met my co-founder, Todd Schechter, at the Huffington Post. I was recruited with my experience as director of operations at Ashoka Changemakers, which is a really prestigious social entrepreneurship network, to start Arianna Huffington's non-profit. I came on to turn her really vague idea of service and non-profit work into an actual company. Todd and I became co-directors and co-founders of Ignite Good, which was Arianna's non-profit.

Todd is a strategist. He also has experience in both non-profit and for-profit startups. When I first had the idea for Dog Parker, I was going at it alone for a while and needed some additional help. In addition to being a great thought partner for me, Todd understands how to explore product/market fit and is extremely handy, he was the one who built the houses in the garage for the first time. He was first advising and helping out occasionally but eventually I brought him on as my COO.

Randy Ramusack started as an advisor, then invested in us, and recently joined us full-time as our CRO. We met him at South by Southwest, where he was on a Smart Cities panel representing LQD Wifi, his Smart Cities kiosk company. He recently sold that company to Verizon which freed him up to be able to join us full time! He previously managed large organizational partnerships for Microsoft in Europe as one of their international CTOs and has experience selling smart cities technology and sidewalk-kiosks to cities much in the same way that Dog Parker does.

Alex Tosti is our fourth core founding team member. She's our design director. We met her in the Economic Development Corporation's Next Top Makers program. She had her own startup at the time focused on creative technology and design products for girls. She gets it, knows the slog, knows what we're up against, and is here for the fight. We're thrilled to have her.

Alex is our creative designer leading experience and marketing, Todd is leading manufacturing, our fleet team and our development team, Randy brings in key city and advertiser partnerships and I do fundraising, team building, and day-to-day management.

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RISKS

1 Investing in our Series Seed-2 Preferred Stock financing involves a high degree of risk. You should carefully consider the risks described below, as well as other information in this Form C, including our financial statements and the related notes. The occurrence of any of the events or developments described below could have a material adverse effect on our business, results of operations, financial condition, prospectus and the value of shares. In such an event, the value of your shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to the Company or that we currently deem immaterial may also impair our business operations.

2 Our stock price may be volatile and you may not be able to resell shares of our Series Seed-2 Preferred Stock at or above the price that you paid. Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

3 If we sell shares of our common or preferred stock in future financings, stockholders may experience immediate dilution.

stockholders may experience immediate dilution.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Dog Parker is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Chelsea Brownridge

Co-founder & CEO at Dog Parker

Dog Parker • New York University - Wagner School of Public Service

New York, New York • 500+

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Experience

Co-founder & CEO
Dog Parker
Jan 2015 – Present • 3 yrs
Brooklyn, NY

Dog Parker is a pay-by-the-minute dog parking service.

Media (2)



Never tie your pup to a pole (or sneak her in a store) again - Uncubed


While you're gone.

Dog Parker how-to

Co-founder & Co-director
Ignite Good
Jun 2012 – Nov 2014 • 2 yrs 6 mos
New York, NY

Operations and Culture Consultant
Fenton Communications
Jan 2012 – Jul 2013 • 1 yr 7 mos
New York, NY

Director, Operations and Culture
Ashoka Changemakers
Jul 2011 – Jan 2012 • 7 mos
New York, NY

Responsible for developing successful operational systems, processes and policies in support of organization's mission -- specifically, supporting better management reporting, information flow, business process and organizational and strategic planning
-Manage and increase the effectiveness and efficiency of Support Services (HR, IT, Legal and Finance), through improvements to each function as well as coordination and communication between logistical and business units
-Help lead long-term organizational planning, including serving as a member on the leadership team
-Oversee financial management, planning, systems and controls including the management of annual, program and product budgets in coordination with the Managing Partner
-Serve as primary liaison to legal counsel in addressing legal issues such as copyright, antitrust, governing instruments, partnerships, licensing, trademarks and intellectual property
-Source and identify top entrepreneurial talent and guide candidates through recruitment process
-Manage human resources for team of 45 by handling all personnel concerns and providing career development tools and programs
-Develop a team culture of trust, collaboration and innovation by improving transparency, creating sound operational systems and rewarding risk takers

Manager, Operations and Culture
Ashoka
May 2010 – Jul 2011 • 1 yr 3 mos

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Education

New York University - Wagner School of Public Service
Master's Degree, Public Administration and Management
2011 – 2014

University of North Carolina
Bachelor of Arts, Economics
2003 – 2007

Featured Skills & Endorsements

Leadership · 41 — Endorsed by 6 of Chelsea's colleagues at Ashoka

Program Manage... · 41 — Endorsed by 2 of Chelsea's colleagues at Fenton; Endorsed by 8 people who know Program Management

Strategic Planning · 28 — Endorsed by 3 of Chelsea's colleagues at Ashoka

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Recommendations

Received (0) | Given (1)

Shana Dressler
Co-Founder NYC Innovation Collective
June 16, 2014, Chelsea was a client of Shana's

I took a class called From Idea to Launch co-created by Shana last summer for Social Good Startup. I also had the opportunity to work with her briefly on her Social Good Guides. In both instances I got to see how creative, passionate and organized Shana is in her work. Shana is a tremendous resource with an extensive network of people who do 'good' work. She looks for ways to make resources available to entrepreneurs and has an open-source approach to sharing her knowledge and learnings. She is genuine and wants to leave a positive mark on the world.

Interests

Foundation Center - NY
626 members

Global Operations Leadership Ass...
8,853 members

Ignite Good
23 followers

Dog Parker
102 followers

New York University
491,605 followers

Fenton
5,785 followers

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Henry Weinstein

Science & Tech Venture Capital Investor and Business Development

Laniakea LLC • European Business School (EBS) - London

New York, New York • 500+

Connect

Experience

Science & Tech Venture Capital Investor and Business Development
Laniakea LLC
Jan 2017 – Present • 1 yr
Greater New York City Area

Vice President Strategy and Innovation
Abbott
Sep 2014 – Dec 2016 • 2 yrs 4 mos
Chile

Vice President Strategy and Innovation
CFR Pharmaceuticals
May 2014 – Sep 2014 • 5 mos
Miami/Fort Lauderdale Area

Licensing In Manager
CFR Pharmaceuticals
Mar 2012 – Jun 2014 • 2 yrs 4 mos
Miami/Fort Lauderdale Area

Vice President Business Development
CFR Pharmaceuticals
May 2013 – May 2014 • 1 yr 1 mo
Miami/Fort Lauderdale Area

Head of Business Development
CFR Pharmaceuticals
Jan 2013 – Jan 2014 • 1 yr 1 mo
Chile

Head of Biologics Business Development
CFR Pharmaceuticals
May 2011 – Dec 2012 • 1 yr 8 mos

Strategic Sourcing
CFR Pharmaceuticals
May 2011 – Apr 2012 • 1 yr
Chile

Training Sales Rep.
Gynopharm
Jun 2010 – Aug 2010 • 3 mos
Santiago,Chile

Salesman
FAV
Jun 2009 – Sep 2009 • 4 mos
Puerto Montt

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Education

European Business School (EBS) - London
Bachelor of Arts (B.A.), International Business
2007 – 2011

University of Pennsylvania - The Wharton School
Certificate of Professional Development Finance
2014 – 2015

INSEAD
Management Acceleration Programme
2014 – 2014

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Featured Skills & Endorsements

Business Strategy · 19
Endorsed by **Daniel Salvadori and 2 others who are highly skilled at this**
Endorsed by **2 of Henry's colleagues at Laboratorios Recalcine - Abbott EPD Chile**

Market Research · 9
Endorsed by **Frans Sjo and 1 other who is highly skilled at this**

International Bus... · 9
Francisco Javier Matte and 8 connections have given endorsements for this skill

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Accomplishments

3 **Languages**
English • Mandarin • Spanish

1 **Certification**
Leading Innovative Change: Executive Education Program with UC Berkeley Haas School of Executive Education and ExecOnline, Inc.

Interests

Zhejiang Gongshang University
13,169 followers

浙江工商大学
10,646 followers

Regent's University London
14,386 followers

Laniakea LLC
2 followers

Stanford University Graduate Sch...
152,949 followers

The Wharton School
161,166 followers

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Noel Alexandra Weinstein Díaz

W6 Investments

W6 Investments • Columbia University in the City of New York

Chile • 460

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Experience

Family Business Partner
W6 Investments
May 2015 – Present • 2 yrs 8 mos
Chile

Executive Director & Founder
Fundación Genomika
May 2015 – Present • 2 yrs 8 mos
Santiago, Chile

Consultor Desarrollo Organizacional
PwC
Jan 2014 – May 2015 • 1 yr 5 mos

Human Resources Services

Entrevistadora Feria Laboral UAI
Itaú BBA
Oct 2013 – Oct 2013 • 1 mo

Realicé entrevistas para tres vacantes diferentes en el Banco

Práctica Profesional
Banco Itaú Chile
Nov 2012 – Feb 2013 • 4 mos

Apoyo a todas las áreas de recursos humanos, principalmente al área de Selección. Realicé reclutamiento y entrevistas de selección por competencias para distintos cargos y áreas del Banco.

Education

Columbia University in the City of New York
Brand Leadership, Executive Education
2015 – 2015

Stanford University
Finance and Accounting for the Nonfinancial Professionals, Executive Education
2015 – 2015

Universidad Adolfo Ibáñez
Título de Psicóloga con Magíster en Psicología de las Organizaciones
2008 – 2012

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Featured Skills & Endorsements

English · 2 — **Trinidad Selman de la Fuente and 1 connection** have given endorsements for this skill

Microsoft Office · 2 — **Celeste Undurraga Jerez and 1 connection** have given endorsements for this skill

Spanish · 1 — **Trinidad Selman de la Fuente** has given an endorsement for this skill

See 5 more skills

Accomplishments

3 **Courses**
Brand Leadership • Finance and Accounting for the Nonfinancial Executive • Test "persona bajo la lluvia" basado en competencias

3 **Projects**
Tesina "Competencias Clave en un Director para una Gestión Escolar de Excelencia" • Consultoría en RRHH • Evaluación de Clima Laboral

2 **Languages**
Español • Inglés

Interests

G24 Consultores
822 followers

Downing Teal Chile
3,544 followers

GRUPO|DNA
23,326 followers

COPEC S.A.
28,111 followers

Link Humano
7,405 followers

CODELCO – Corporación Nacional ...
213,051 followers

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Todd Schechter

Co-Founder @ Dog Parker, Founder & Lead Trainer @ PurposeFuel

Dog Parker • New York University

New York, New York • 500+

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Organizational Development & Strategy Consulting for Govt. Agencies, Non-Profit Organizations, CSR and Social Businesses.

Experienced in venture development, start ups, small and large agencies, businesses & organizations and multinational/fortune 500 corporations.

Passionate about supporting and empowering individuals, teams and organizations interested in social impact to achieve greater effectiveness and efficiency in their work. Preference for collaborating with partners and clients to achieve sustainable, measurable results.

Specialties: Strategy, Organizational Development, Brand Positioning, Communications, Facilitation, Product, Process and Experience Design (Design Thinking), Creative Problem Solving, Presentation Design and Delivery, Ideation & Innovation, and All things Inter-Personal

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Experience

DOG PARKER

Co-Founder
Dog Parker
Jun 2015 – Present • 2 yrs 7 mos
New York, NY

Founder and Lead Trainer

PurposeFuel
Dec 2013 – Present • 4 yrs 1 mo
New York, NY

Food Incubator Strategist

Chobani
Oct 2015 – Mar 2016 • 6 mos
Greater New York City Area

Co-Director

Ignite Good
Dec 2012 – Oct 2014 • 1 yr 11 mos
Greater New York City Area

Project Associate, Lyndhurst: Demographic Study and Visitor Experience Design

Landscapes For Historic Sites – advising the National Trust for Historic Preservation
Mar 2011 – May 2011 • 3 mos
Greater New York City Area

-- Served on a 5-person team to advise the Executive Management of the 63-acre historic Lyndhurst property
-- Garnered insights from: site visits, interviews, primary surveys, and secondary demographic and psychographic data
-- Designed recommendations and presented persuasively to Lyndhurst's Executive Director & the LfHS Board

Project Associate, Organizational Development Intervention Team

Town of North Hempstead – pop. 225,000+, one of three towns in Nassau County
Jan 2011 – May 2011 • 5 mos
North Hempstead, NY

-- Designed interventions to close a performance gap and to improve cross-divisional effectiveness and efficiency
-- Gleaned insights by: interviewing Commissioners and staff, reviewing documents and conducting a STEEP analysis

Standard and Poor's - a financial services company

Project Associate, International Financial Literacy Program

Standard and Poor's - a financial services company
Sep 2010 – May 2011 • 9 mos
Greater New York City Area

-- Served on a 6-person team to develop S&P's first branded financial literacy program
-- Analyzed 23 cross-sector national policy environments; vetted and recommended the most appropriate NP partners
-- Interfaced with S&P's VP of Public Affairs and The McGraw-Hill Companies' VP of Corporate Responsibility and Sustainability while devising and iterating plans; influenced decision making by actively framing the alternatives

Alliance for Climate Education - a climate education and leadership development org.

Project Associate, Process and Outcome Evaluation Design Team

Alliance for Climate Education - a climate education and leadership development org.
Sep 2010 – Dec 2010 • 4 mos
San Francisco Bay Area

-- Co-formulated a plan for a quasi-experimental evaluation of ACE programming (with comparison group design)
-- Determined gaps in program theory logic; designed changes to enhance likelihood of achieving desired outcomes
-- Curated and enhanced ACE's performance metrics to ensure both activity and outcome relevance for ACE managers

Criterion Ventures - a social-venture consulting and enterprise development firm

Summer Associate
Criterion Ventures - a social-venture consulting and enterprise development firm
May 2010 – Aug 2010 • 4 mos
Haddam, CT

-- Supported a strategic review of the Packard Foundation's efforts in sustainable fisheries by mapping main actors
-- Generated full-day strategic facilitation agendas to ensure expressed client interests and identified needs were met
-- Proposed and implemented a marketing content overhaul for Structure Lab, a unique strategic planning workshop

Kalicon Pictures - a video brand strategy consulting company

Founding Partner
Kalicon Pictures - a video brand strategy consulting company
Mar 2009 – May 2010 • 1 yr 3 mos
Greater New York City Area

-- Advised small businesses and organizations on how best to harness video to achieve their objectives
-- Directed business development, client relations and brand strategy; managed project budgets and allocated funds

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Education

New York University
MPA, Public and Non-Profit Management
2009 – 2011
Activities and Societies: Founding President - Social Venture COnsulting INitiative, Member Bridge, Member, Net IMpact Conference Committee

Studied Public Administration with a specialization in Public and Non-Profit management and Policy, Founded the Social Venture Consulting Initiative

University of Wisconsin - Madison
BS, Communication Arts(Radio Television and Film), Theatre and Drama
1998 – 2003

Studied Communication Arts with a focus on Radio Television and Film and Theatre and Drama

Horace Mann
High School Diploma, N/A
1983 – 1998

Featured Skills & Endorsements

Organizational De... · 23 — Endorsed by **23 connections**

Management Con... · 17 — Endorsed by **17 connections**

Social Entreprene... · 14 — Endorsed by **Shana Dressler, who is highly skilled at this**

See 42 more skills

Recommendations

Received (4) Given (2)



Shai Davis
President at Startle Labs
January 6, 2010, Shai worked with Todd but at different companies

I'm keeping an eye on Todd. His creativity, humor, optimism and perspective will ensure he succeeds in each of his endeavors. His ability to survey an obstacle, break it down, and then tackle it with confidence is one I deeply admire. I look forward to seeing where Todd's integrity and initiative lead him next.



Esther Kustanowitz
Editor at GrokNation
January 16, 2009, Todd worked with Esther in the same group

Todd is one of the most effective networkers I know, nurturing each introduction into becoming a more extensive connection. His projects are his passion, and he surrounds himself with people who are part of a complementary creative network



Amos Kamil
Brand Marketing Director at The Jewish Agency for Israel/Marketing Director, Fundraising
January 16, 2009, Amos worked with Todd in different groups

I first met Todd through an introduction by a mutual friend and we quickly had much to talk about.
I am happy to endorse Todd because I know he is a a very capable and committed professional. He is a leader in his work and would be an asset to any team. If you are considering working for him, with him or bringing him on to work with you I encourage you to. You will be glad you did.

Neda Sarmast

Neda Sarmast
ENTERTAINMENT SPECIALIST- MUSIC & TELEVISION / PUBLIC SPEAKER
May 9, 2006, Neda was a client of Todd's

I have worked with Todd and his production company for over a year now, on a documentary that I am directing. Having Todd as the "go to" person has been a true blessing as he has always been there for me with the right answers and a professional attitude. Anything from logistics and technical help to budgeting and filming advice -- Todd has been there to solve the problem - with a smile.

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Accomplishments

3 **Honors & Awards**
StartingBloc Fellow NY '11 • PresenTense Fellow • Shapiro Family Fellow

1 **Test Score**
GMAT

Interests

Careers for Greater Social Impact
2,358 members

ZS
81,629 followers

Jabian Consulting
12,432 followers

Sapient
93,867 followers

DXC Technology
566,481 followers

A.T. Kearney
148,937 followers

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